                                      NOTE
                                            Loan No.:         CDBG9901
                                            Date:             March 30, 1999
                                            Maturity Date:    March 30, 2002
                                            Loan Amount:      $980,000.00

         For Value received, the undersigned ("Maker") promises to pay to the order of the Belknap County Economic Development Council, Inc. ("BCEDC") at its offices at 64 Court Street, Laconia, New Hampshire or at holder's option, at such other place as may be designated from time-to-time by the holder, the principal sum of Nine hundred eighty thousand dollars ($980,000.00) with interest on unpaid principal balance computed at the rate of 6.25% per annum, payment to be made in installments as follows:

         PRINCIPAL AND INTEREST, each in the amount of $29,924.63 payable monthly, beginning one (1) month from date hereof, and the balance of principal and interest payable three (3) years from date hereof, at which time any accrued interest and principal shall be due and payable. The aforesaid monthly payments are to be applied first to interest at the rate specified on the unpaid amount of said loan, accrued to date of receipt of said payment, and the balance of each monthly payment, if any, shall be applied on account of principal. The Maker reserves the right to prepay the principal and interest in full or in part without penalty.

         In addition, the Holder may impose on the Maker a delinquency charge at the rate of 5% per annum on any installment of principal and interest not paid on or before 10 days after such installment is due.


         Default in any payment due hereunder, or in the occurrence of an event of default under the Loan Agreement executed in connection herewith shall, at the option of Holder, constitute a default under this note and should BORROWER fail to cure any such default within ten days after written notice of default from Holder, the entire unpaid principal sum and all unpaid accrued interest shall immediately become due and payable. If suit is brought to collect this note, Holder shall be entitled, upon final judgment in its favor, to collect all reasonable costs and expenses of suite, including but not limited to reasonable attorney's fees.

         This note is issued pursuant to and is entitled to the benefits of a Loan Agreement between BORROWER and LENDER dated this 30th day of March 1999, as the same may be amended, or supplemented from time-to-time.

         This note shall be governed by and construed in accordance with the laws of the State of New Hampshire.

DM Management Company
Loan No. CDBG9901
Page 2




         This note is secured by a first security interest on specific assets (the "Collateral") of the Maker as listed in Schedule A of the Security Agreement between the Maker and BCEDC.

         The security rights of Holder and its assigns hereunder shall not be impaired by Holder's sale, hypothecation or rehypothecation of any item of the Collateral, or by any indulgence, including but not limited to (1) any renewal, extension or modification which Holder may grant with respect to the indebtedness under this note or any part thereof, (b) any surrender, compromise, release, renewal, extension, exchange, or substitution which Holder may grant in respect of the Collateral, or (c) any indulgence granted in respect of any endorser, guarantor, or surety. The purchaser, assignee, transferee, or pledgee of this Note, the Collateral, and any other document (or any of them), sold assigned, transferred, pledged, or repledged, shall forthwith become vested with and entitled to exercise all the powers and rights given by this Note to Holder as if said purchaser, assignee, transferee, or pledgee were originally named as Payee in the Note.


                                       DM MANAGEMENT COMPANY



                                       BY: /s/ PETER J. TULP
                                           -------------------------------------
                                           Peter J. Tulp

                                       ITS: VP Finance, Corporate Controller
                                            Duly Authorized